Exhibit 99.1

Contact:

Liz Fuentes

Molecular Imaging Corporation

Phone: (858) 642-0032

Email: lfuentes@molecularimagingcorp.com

MOLECULAR IMAGING CORPORATION ANNOUNCES SERVICE REVENUES FOR THE

QUARTER ENDED DECEMBER 31, 2004

SAN DIEGO, February 23, 2005 – Molecular Imaging Corporation (“MLRI” or the “Company”) (OTC BB: MLRI), a leading provider of Molecular Imaging Services to healthcare entities in the U.S., today announced its revenues for the fiscal quarter ended December 31, 2004.

The Company recorded revenues for the three months ended December 31, 2004 of approximately $4,996,000, compared to revenues for the three months ended December 31, 2003 of $5,591,000. Revenues for the six months ended December 31, 2004 were approximately $10,031,000 compared to revenues for the six months ended December 31, 2003 of $11,215,000, a decrease of approximately 11%. Approximately 75% of this decline in revenues is attributable to the election by many of our customers over the course of 2004 to buy FDG direct from third party suppliers instead of including the FDG in the price of the service as they did during the six months ending December 31, 2003.

As reported in the Company’s Form 8-K filed today with the Securities & Exchange Commission, on January 24, 2005, the Company appointed Mayer Hoffman McCann P.C. (“Mayer”) as its new independent auditors. In their field work in connection with the Form 10-QSB for the quarter ending December 31, 2004, and in connection with their review of the Company’s historical financial statements, Mayer has questioned whether the accounting treatment used by the Company since 1999 with respect to its equipment leases was appropriate. If it ultimately is determined that the prior accounting treatments were incorrect and different accounting treatments are appropriate, a restatement of certain prior periods may be required. The accounting treatments being reviewed do not involve any fraud or wrongdoing by the Company. Because the possible accounting issues involve non-cash items, any corrective action will have no effect on the cash flows of the Company. Mayer is reviewing this matter with the Company’s prior independent auditors. Since the work required to review this matter was not completed prior to February 15, 2005, the Company was and continues to be unable to timely complete and file its quarterly report on Form 10-QSB for the quarter ending December 31, 2004, or report its full financial results for such period. The Company is working with Mayer to expeditiously resolve the matter.

About Molecular Imaging Corporation

Molecular Imaging Corporation is a leading national service provider of Positron Emission Tomography (“PET”) diagnostic imaging services. PET is a 3-Dimensional Full Body molecular imaging procedure used to diagnose stage and assess treatment outcomes for many cancers, cardiovascular disease and neurological disorders. The Company operates both mobile and permanent (fixed) PET imaging technologies for hospitals, diagnostic imaging centers and physician group practices offices across the U.S.

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Certain statements contained in this press release are “forward-looking statements” within the meaning of applicable federal securities laws, including, without limitation, anything relating or referring to future financial results and plans for future business development activities, and are thus prospective. Forward-looking statements are inherently subject to risks and uncertainties some of which cannot be predicted or quantified based on current expectations. Such risks and uncertainties include, without limitation, the risks and uncertainties set forth from time to time in reports filed by the company with the Securities and Exchange Commission. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward the forward-looking statements contained herein. The companies undertake no obligation to publicly release statements made to reflect events or circumstances after the date hereof.